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                                                                    EXHIBIT 99.1


      PERKINELMER PUTS FLUID SCIENCES BUSINESS UNIT UNDER STRATEGIC REVIEW

BOSTON, MASSACHUSETTS -- August 28, 2001 -- PerkinElmer, Inc. (NYSE: PKI) today announced that it will explore strategic alternatives for its Fluid Sciences business unit, including its potential sale. The unit provides sealing solutions and advanced fluid containment technologies to the aerospace, semiconductor and power generation markets, and reported revenues of $252 million in the fiscal year ended December 31, 2000. The Company has retained Merrill Lynch to assist in the review.

"Over the past three years, PerkinElmer has successfully shifted its portfolio into higher growth businesses and built an organization with a track record of consistent financial performance," said Gregory L. Summe, Chairman and CEO of PerkinElmer. "The intended divestiture of our Fluid Sciences business unit will mark the culmination of the second phase of our portfolio evolution. The first phase represented the transformation of the Company from a government services supplier to a commercially driven enterprise. In the second phase, we have narrowed our focus to three high-growth technology areas - Life Sciences, Optoelectronics and Analytical Instruments. This, combined with our anticipated acquisition of Packard BioScience Company, will leave us with a strong balance sheet and exceptionally well positioned to continue to grow our core businesses."

Summe continued, "While Fluid Sciences is a high performing business with a seasoned management team, strong brands and an excellent customer base, it does not fit with our long-term business strategy. We remain committed to supporting the business throughout this process, and anticipate no interruptions in customer service or support to result from this review."

CONFERENCE CALL

The management of PerkinElmer will be holding a conference call and simultaneous Webcast on Wednesday, August 29, 2001 at 10:00 a.m. ET to discuss the Company's review of the Fluid Sciences business unit. To access the call, please dial
913.981.5571. To access the Webcast, go to www.perkinelmer.com. A replay will be available from August 29 at 1:00 p.m. until September 4 at 11:59 p.m. ET, and can be accessed through the Web site or by dialing 719.457.0820 and entering the passcode 749499.

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FACTORS AFFECTING FUTURE PERFORMANCE

This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: our inability to consummate a disposition of the Fluid Sciences business unit on favorable terms; a downturn in our customers' markets or in general economic conditions; our failure to introduce new products in a timely manner; economic, political and other risks associated with international sales and operations; difficulties integrating technologies, operations and personnel of recent acquisitions; competition from third parties, including pricing pressure; governmental regulation; and our level of debt and the possible incurrence of additional debt in the future. These and other important factors that may affect our actual results are discussed in detail in the "Management's Discussion and Analysis" section of our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission, which discussion is expressly incorporated by reference in this press release.

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PerkinElmer, Inc. reported annual revenues of $1.7 billion in 2000. The high technology company, based in Boston, Massachusetts, operates in four businesses
- Life Sciences, Optoelectronics, Instruments, and Fluid Sciences. The Company has operations in over 125 countries, and is a component of the S&P 500 Index. Additional information is available at www.perkinelmer.com or at 1-877-PKI-NYSE.

For further information:

Investor Contact:  Diane J. Basile, PerkinElmer, Inc.
                   Tel. (781) 431-4306

Media Contact:     Kevin J. Lorenc, PerkinElmer, Inc.
                   Tel. (781) 431-4111